UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on September 30, 2011, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”) entered into an amendment to its existing warehouse line of credit with Bank of America, N.A. (“Bank of America”).  The information set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2011, HLC entered into an amendment to its existing warehouse line of credit with Bank of America.  The amendment extends the existing Transaction Terms Letter through the earlier of (a) the closing of the sale of substantially all of the operating assets of HLC to Discover Bank and (b) November 1, 2011.  A copy of Amendment No. 3 to the Transaction Terms Letter for the facility is attached as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of Amendment No. 3 to the Transaction Terms Letter for the facility is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1

Amendment No. 3 to Transaction Terms Letter dated as of September 30, 2011, which supplements that certain Master Repurchase Agreement dated as of May 1, 2009 by and between Home Loan Center, Inc. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2011

TREE.COM, INC.

	By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Amendment No. 3 to Transaction Terms Letter dated as of September 30, 2011, which supplements that certain Master Repurchase Agreement dated as of May 1, 2009 by and between Home Loan Center, Inc. and Bank of America, N.A.